UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2007

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

United Auto Group, Inc.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2007, Paul F. Walters, previously our Executive Vice President - Human Resources, retired from this position. On July 2, 2007, Calvin Sharp, previously our Senior Vice President -- Human Resources, Eastern Region, was appointed as our Executive Vice President -- Human Resources.

Mr. Sharp, 56, served as Senior Vice President - Human Resources for Penske Automotive's Eastern Region from October 2003 to July 2007. From 1988 to 2003, Mr. Sharp served in numerous positions with Detroit Diesel Corporation culminating in his appointment as Senior Vice President - Human Resources. From 1974 to 1988, Mr. Sharp held various positions in Human Resources Management with General Motors.

Item 8.01 Other Events.

On July 2, 2007, we changed our corporate name from "United Auto Group, Inc." to "Penske Automotive Group, Inc." and have included an amended certificate of incorporation as an exhibit to this report. The name change was approved by our shareholders at our May 3, 2007 annual meeting.

In connection with our name change, we changed our New York Stock Exchange Trading Symbol to "PAG", and changed the CUSIP number of our common stock. Even though the CUSIP number has changed, the voting and other rights of our common stock will not be affected by the change in corporate name. It also will not affect in any way the validity or transferability of currently outstanding stock certificates and stockholders are not required to surrender those certificates as a result of the name change. The press release announcing the name change is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1 Amendment effective July 2, 2007 to the Company’s Certificate of Incorporation
3.2 Certificate of Incorporation dated July 2, 2007 (composite copy)
99.1 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

July 2, 2007	By:	Shane M. Spradlin

Name: Shane M. Spradlin
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amendment effective July 2, 2007 to Certificate of Incorporation
3.2	Certificate of Incorporation dated July 2, 2007 (composite copy)
99.1	Press Release re: Name Change